Exhibit 10.24

MARKEL CORPORATION 2012 EQUITY INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNITS DEFERRAL ELECTION FORM

You may be selected by the Compensation Committee of the Markel Corporation Board of Directors to receive a restricted stock unit award for [2013] under the Markel Corporation 2012 Equity Incentive Compensation Plan. If this is the case, an option available to you is the ability to defer receipt of restricted stock units.

Restricted stock units are granted on the basis of satisfaction of performance conditions and are normally paid at the end of the fifth year after the year of grant, assuming the conditions to vesting are met. For [2013] grants, the scheduled payment date would be on or about December 31, [2018]. Restricted stock units cliff vest at that time. Payment is made in Markel common stock. You would be taxable at ordinary income rates on the value of the Markel common stock that you receive at the time of payment (which would either be on or about December 31, [2018], or some later date, if receipt is deferred). You can sell the shares at that time, subject to any securities law restrictions, or have Markel withhold an appropriate number of shares to satisfy the tax obligation.

You may elect to defer receipt of some or all restricted stock units until a specific date or until you reach a specific age.

The terms of any restricted stock award agreement will be established by the Compensation Committee, and the number of shares awarded will be dependent on performance against established goals. The fact that you have been given the opportunity to make a deferral election does not guarantee that you will receive an award or any particular number of restricted stock units.

There are advantages and disadvantages to making a deferral election. You should consider your particular tax and financial situation before deciding to do so and are encouraged to consult your tax or financial planning advisor in making a decision.

For a Deferral Election to be effective you must complete and return the attached form by [December 31, 2012].

MARKEL CORPORATION 2012 EQUITY INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNITS
INITIAL DEFERRAL ELECTION FORM

For Deferral of [2013] Awards

Name: ________________________

INITIAL DEFERRAL ELECTION

Complete the information below if you wish to defer payment of any restricted stock units (“RSUs”) awarded to you for [2013] under the Markel Corporation 2012 Equity Incentive Compensation Plan (the “Plan”). Payment of all RSUs awarded under the Plan is made in a single lump sum in shares of common stock of Markel Corporation (“Shares”), less any withholding or other applicable taxes.

Note that this Initial Deferral Election only applies to any RSUs awarded to you in [2013] that would otherwise vest and be payable to you upon the applicable Vesting Date. Any RSUs that vest before the applicable Vesting Date are governed by your Restricted Stock Unit Agreement and may not be deferred.

NOTE: THIS INITIAL DEFERRAL ELECTION MUST BE COMPLETED AND RECEIVED BY THE COMPENSATION COMMITTEE NO LATER THAN [DECEMBER 31, 2012].

[ ]
I hereby elect to defer payment of any Shares payable under any RSUs that may be awarded to me for [2013] under the Plan. I wish to receive payment of any payable Shares deferred hereunder at the following time(s) [indicate one or more times below; total of all percentages you enter must equal 100%]:

[ ]	I wish to receive payment of ________ percent of the payable Shares deferred hereunder upon my attainment of age _________. [You may add additional percentages and ages below if you wish.]

[ ]
I wish to receive payment of _________ percent of the payable Shares deferred hereunder upon the following calendar date (date must be later than December 31, [2018]): ______________________. [You may add additional percentages and calendar dates below if you wish.]

Note that your deferrals will be subject to all requirements of Section 409A of the Internal Revenue Code and provisions of the Plan. Note that payment of any Shares otherwise payable upon your termination of employment with Markel Corporation may be required to be delayed for an additional six months.

[ ]	I hereby elect not to defer payment of any Shares payable under any RSUs that may be awarded to me for [2013] under the Plan.

I understand that I am making the elections contained herein in accordance with the terms of the Plan and that the terms of the Plan will be used to resolve any ambiguity or inconsistency that should arise in connection with the making of these elections.

[Participant's Signature]	[Date]